Exhibit 99.1

UNION PACIFIC ANNOUNCES NON-CASH INCOME TAX EXPENSE

REDUCTION AND REAFFIRMS EARNINGS GUIDANCE

FOR IMMEDIATE RELEASE:

OMAHA, Neb., October 7, 2005 — Union Pacific Corporation (NYSE: UNP) today announced that it will record a non-cash income tax expense reduction of $118 million after-tax, or approximately $0.44 per diluted share, in the third quarter of 2005, to reflect a reduction in the Company’s estimated deferred income tax liability.

This third quarter 2005 income tax expense reduction is the result of the Company’s review and re-evaluation of its estimated deferred tax assets and liabilities as of September 30, 2005. This review, which was reported in the Company’s second quarter 2005 Form 10-Q, considered, among other things, recent tax settlements and tax refunds from the IRS related to tax years 1986 through 1994 as well as initial IRS audit reports for tax years 1995 through 2002.

This tax item does not impact near-term cash flows or subsequent income tax expenses. The Company anticipates that third quarter 2005 earnings guidance, excluding the income tax item, should be unchanged from its previous range. On September 26, 2005, Union Pacific indicated that, based on its preliminary estimate of the impact of Hurricane Rita, third quarter 2005 diluted earnings per share could be at the mid to lower end of its original earnings guidance range of $0.88 to $0.98 per diluted share.

The third quarter 2005 diluted earnings per share estimate, which excludes the income tax expense reduction, is a non-GAAP measure. Management believes this

-more-

measure provides an alternative presentation of results that more accurately reflects on-going Company operations, without the distorting effect of the income tax expense reduction. This measure should be considered in addition to, not as a substitute for, diluted earnings per share. The following table reconciles estimated third quarter 2005 diluted earnings per share, excluding the income tax expense reduction, to diluted earnings per share:

Diluted Earnings Per Share	For the Quarter Ended September 30, 2005
Estimated range, excluding income tax expense reduction	$0.88 to $0.98
Income tax expense reduction	0.44

Total	$1.32 to $1.42

Union Pacific Corporation owns one of America’s leading transportation companies. Its principal operating company, Union Pacific Railroad, links 23 states in the western two-thirds of the country and serves the fastest-growing U.S. population centers. Union Pacific’s diversified business mix includes Agricultural Products, Automotive, Chemicals, Energy, Industrial Products and Intermodal. The railroad offers competitive long-haul routes from all major West Coast and Gulf Coast ports to eastern gateways. Union Pacific connects with Canada’s rail systems and is the only railroad serving all six major gateways to Mexico, making it North America’s premier rail franchise.

Additional information regarding Union Pacific is available at our Web site: www.up.com. Our contact for investors is Jennifer Hamann at 402-544-4227. Our media contact is Kathryn Blackwell at 402-544-3753.

-more-

**********

This press release may contain statements about the Corporation’s future that are not statements of historical fact. These statements are, or will be, forward-looking statements as defined by the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements include, without limitation, statements regarding expectations as to projected fuel costs, revenue growth and earnings; estimates regarding income tax expenses, and deferred tax assets and liabilities; estimates regarding the impact of Hurricane Rita; expectations as to continued demand for rail transportation; the time by which certain objectives will be achieved; statements or information concerning projections, predictions, expectations, estimates or forecasts as to the Corporation’s and its subsidiaries’ business, financial and operational results and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved. Forward-looking information is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements due to, among other factors, changes in global, political, economic, business, competitive, operational, market and regulatory factors. More detailed information about such risk factors is contained in the Corporation’s filings with the Securities and Exchange Commission.

Forward-looking statements speak only as of the date the statements were made. The Corporation assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Corporation does update one or more forward-looking statements, no inference should be drawn that the Corporation will make additional updates with respect thereto or with respect to other forward-looking statements.